                                                                   10. (vii) (B)

                   GENERAL RELEASE AND AGREEMENT NOT TO SUE
                   ----------------------------------------

For and in consideration of the receipt of the following:

     (1) Lump sum payment of $1,562,500.00 representing base salary through January 31, 2000;
     (2) Lump sum payment of $500,000.00 representing guaranteed bonuses for 1997 and 1998;
     (3) Payment of $200,000.00 representing the retention plan payment through January 31, 1998;
     (4) Continuation of executive health care coverage at the associate rate through January 31, 2000;
     (5)  Earned vacation in the amount of $57,692.32;
     (6) Individual outplacement services with Mulligan & Associates paid by Wards or $20,000 in lieu of such services;
     (7) Access to an executive office at the Wards Corporate Office for transitional use until January 31, 1998.

I hereby fully waive, release, and forever discharge Montgomery Ward & Co., Incorporated and any and all of its officers, directors, agents, employees, shareholders, predecessors, successors, subsidiaries, attorneys and parent company, (hereinafter collectively referred to as "the Company") from any and all claims, demands, promises, or causes of action of any nature whatsoever whether known or unknown, foreseen or unforeseen and whether or not in litigation, which I may have or which could be asserted by another on my behalf based on any action, omission, or event arising out of or in any way relating to my employment and/or separation from employment at Montgomery Ward & Co., Incorporated including, but not limited to, claims for additional compensation or benefits, tortious claims arising out of the employment relationship, including but not limited to claims of defamation, claims of an express or implied contract of employment, claims of any covenant of good faith and fair dealing, causes of action arising under the Illinois Human Rights Act, causes of action arising under the Age Discrimination in Employment Act, causes of action arising under the 1991 Civil Rights Act, causes of action arising under the Americans with Disabilities Act, causes of action arising under the Employee Retirement Income Security Act, or any other claims and/or causes of action arising under federal, state or local law, order or regulation and claims growing out of any legal restrictions on the Company's right to terminate its employees, or arising from common law. Included in this Release are any and all claims for future damages allegedly arising from the alleged continuation of the effects of any past action, omission, or event. I agree to waive any rights I may have to reinstatement with the Company and further agree not to seek reemployment with the Company.

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

I further agree not to sue or to institute any proceedings against the Company based on any matter relating to my employment and/or separation from employment or on any action, omission or event relating to the Company which could be the subject of legal action brought before a court of law or administrative tribunal.

I agree that I shall not, during the period December 31, 1997 through January 31, 2000, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including but not limited to holding the positions of officer, director, shareholder, consultant, independent contract, employee, partner, or investor, with any Direct Competitor (as defined below); provided, however, that I may invest in stocks, bonds, or other securities of
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any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or NASDAQ and my investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. "Director Competitor" for purposes of this release shall mean Sears Roebuck and Co., or J.C. Penney or any Affiliate of them.

I further agree that I will not, at any time from December 31, 1997 through January 31, 2000, directly or indirectly solicit or induce any of the employees of the Company, including but not limited to employees of the holding company and subsidiaries, to terminate their employment with the Company, including but not limited to the holding company and subsidiaries.

I agree that I will not divulge to any person not employed by Montgomery Ward or use for my own benefit or for the benefit of any person not employed by Montgomery Ward any confidential information obtained while I was employed by Montgomery Ward. Confidential information shall include but not be limited to any information either written or not written which was developed by or for Montgomery Ward by its employees, consultants, agents or any other person directly or indirectly employed by the Company, which information is not publicly known and which would constitute a legally protectable interest under applicable principles of law. I also agree that I will not disparage or otherwise provide negative information about the Company, its policies or procedures, or its past or present Officers, Directors or other associates to anyone. In addition, I agree that the nature and terms of this General Release and Agreement Not to Sue shall not be disclosed at any time to any persons other than my spouse, attorney, tax advisor and state and federal taxing authorities. I further agree that these individuals will be instructed to maintain the confidentiality of the terms of this General Release and Agreement Not to Sue. In the event of any violation of this paragraph of the Company may present this General Release and Agreement Not to Sue to any court of competent jurisdiction for the purposes of injunctive relief or other monetary relief.

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

Similarly, Montgomery Ward & Co., Incorporated agrees not to disclose the nature and terms of this General Release and Agreement Not to Sue except as is necessary to obtain approval of it, inform necessary Montgomery Ward & Co., Incorporated associates and officials with a "need to know," and for proper documentation in its tax, legal, accounting and claims records. The Company further agrees not to disparage or otherwise provide negative information about Donoho to anyone.

I agree to cooperate, be available, and testify on the Company's behalf, if the Company requests, without requiring a subpeona in any and all claims and lawsuits arising out of acts, occurrences, or decisions while I was employed of which there is direct knowledge and to which the Company's attorneys believe my testimony is necessary for the prosecution or defense of the claims.

This General Release and Agreement Not to Sue sets forth the entire agreement between the Company and myself, and fully supersedes any and all prior agreements of understandings pertaining to any all aspects of my employment with Montgomery Ward & Co., Incorporated.

This General Release and Agreement Not to Sue is knowingly and voluntarily executed for the good and valuable consideration set forth above.

I acknowledge that I have read this General Release and Agreement Not to Sue and fully understand its provisions. I further acknowledge that pursuant to the Company's advice, I have had full opportunity to consult with legal counsel prior to executing this General Release. I also acknowledge that I have been given twenty-one (21) days to consider the terms of this General Release and Agreement Not to Sue and that I elect to waive the remaining days of that period, if any. I also understand that I have seven (7) days following the date of execution I which to revoke this General Release and Agreement Not to Sue. I understand that this General Release shall not become effective or enforceable until the revocation period has expired. I am satisfied with the terms of this General Release and Agreement Not to Sue and intend to be legally bound by the same.



Date:  January 23, 1998                               /s/ Burnett Donoho
      ---------------------------                    ---------------------------
                                                     Burnett Donoho



Date:  January 23, 1998                               /s/ Robert A. Kasenter
      ---------------------------                    ---------------------------
                                                     Montgomery Ward & Co.,
                                                     Incorporated

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